Exhibit 99.1

Press Release

RLJ Lodging Trust Successfully Refinances $600 Million Senior Unsecured Credit Facility and $225 Million of Term Loans

Bethesda, MD, May 16, 2023 – RLJ Lodging Trust (the “Company”) (NYSE: RLJ) today announced that it successfully recast its $600.0 million senior unsecured revolving credit facility (the “Revolver”) and entered into a new $225.0 million senior unsecured term loan (the “Term Loan”).

“These transactions underscore our approach to prudently managing our balance sheet by continuing to improve the laddering of our maturities and reducing our floating interest rate exposure in an uncertain environment,” commented Leslie D. Hale, President and Chief Executive Officer. “Being able to add incremental flexibility while extending our maturity profile is a testament to our strong lender relationships. With these further enhancements to our balance sheet, we remain extremely well-positioned to continue to execute on our growth initiatives.”

The amendment to the Revolver extends the maturity to May 2027 with an option to extend up to one additional year. The new $225 million Term Loan matures in May 2026, and has two, one-year extension options to May 2028. The proceeds from the new Term Loan were used to repay two terms loans maturing in January 2024. In addition to improving the Company’s debt maturity profile, the amendment includes certain modifications to enhance flexibility and retain the pricing grid from the prior facility.

Additionally, the Company remained active in managing interest rate risk and executed $250.0 million in interest rate swaps with a weighted average rate of 2.88%.

About Us

RLJ Lodging Trust is a self-advised, publicly traded real estate investment trust that owns primarily premium-branded, high-margin, focused-service and compact full-service hotels. The Company's portfolio currently consists of 96 hotels with approximately 21,200 rooms, located in 23 states and the District of Columbia and an ownership interest in one unconsolidated hotel with 171 rooms.

Forward Looking Statements

This information contains certain statements, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, that are “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally are identified by the use of the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “plan,” “may,” “will,” “will continue,” “intend,” “should,” “may,” or similar expressions. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and the Company’s actual results could differ materially from those set forth in the forward-looking statements. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. The Company cautions investors not to place undue reliance on these forward looking statements and urges investors to carefully review the disclosures the Company makes concerning risks and uncertainties in the sections entitled “Risk Factors,” “Forward- Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report, as well as risks, uncertainties and other factors discussed in other documents filed by the Company with the Securities and Exchange Commission.

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 Additional Contact:

Sean M. Mahoney, Executive Vice President and Chief Financial Officer – (301) 280-7774

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 http://www.rljlodgingtrust.com